Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

Quarter ended June 30, 2015

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
June 30, 2015
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Second Quarter 2015 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated and Combined Financial Statements
Consolidated and Combined Balance Sheets	11
Consolidated and Combined Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization	14
Consolidated Statements of Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Recent Leasing Activity	19
Retail Portfolio Lease Expiration Schedule	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	26
Development and Redevelopment Projects	27

Debt Schedules
Debt Summary	28
Mortgage Debt Summary and Maturity Schedule	29

Exhibit 99.1

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Second Quarter 2015 Operating Results

NEW YORK, NY, August 5, 2015 - Urban Edge Properties (NYSE:UE) announced today its financial results for the three and six months ended June 30, 2015.

Second Quarter 2015 Highlights:

•	Generated Recurring Funds from Operations of $0.30 per diluted share for the quarter, and $0.60 per diluted share for the six months ended June 30, 2015

•
Generated Funds from Operations ("FFO") of $0.30 per diluted share for the quarter and $0.31 per diluted share for the six months ended June 30, 2015. FFO for the six months ended June 30, 2015 includes $0.28 per diluted share in transaction costs and one-time equity awards associated with our spin-off from Vornado Realty Trust and $0.01 per diluted share from other items

•
Increased same-property Net Operating Income (“NOI”),excluding properties in redevelopment, by 4.2% as compared to the second quarter of 2014, and by 3.4% for the six months ended June 30, 2015 as compared to the same period in 2014

•
Increased same-property NOI, including properties in redevelopment, by 4.8% as compared to the second quarter of 2014, and by 3.8% for the six months ended June 30, 2015 as compared to the same period in 2014

•	Increased same-property retail portfolio occupancy 130 basis points to 96.6% as compared to June 30, 2014 and by 10 basis points compared to March 31, 2015

•	Consolidated retail portfolio occupancy increased 110 basis points to 96.0% as compared to June 30, 2014 and by 20 basis points compared to March 31, 2015

•	Executed 25 new leases, renewals, and options during the quarter totaling 157,800 square feet at an average rent spread of 12.0% on a same-space basis

•	Ended the quarter with $193.4 million cash and cash equivalents and no amounts drawn on the $500.0 million revolving credit facility

Financial Highlights:
Recurring FFO was $31.7 million, or $0.30 per diluted share, for the second quarter of 2015. Recurring FFO was $63.4 million, or $0.60 per diluted share, for the six months ended June 30, 2015.

FFO was $31.3 million, or $0.30 per diluted share, for the second quarter of 2015 which includes $0.4 million of nonrecurring transaction costs. FFO was $32.8 million, or $0.31 per diluted share, for the six months ended June 30, 2015. FFO for the six months ended June 30, 2015 includes $29.4 million of non-recurring transaction costs and one-time equity awards primarily associated with our spin-off from Vornado Realty Trust, which was completed on January 15, 2015, $1.4 million of environmental remediation costs, and $1.0 million of debt restructuring costs, partially offset by $1.3 million of tenant settlement income.

Net income attributable to common shareholders was $16.2 million, or $0.16 per diluted share, for the quarter ended June 30, 2015, and $4.7 million, or $0.05 per diluted share, for the six months ended June 30, 2015. A reconciliation of net income attributable to common shareholders to FFO and the reconciling components of FFO to Recurring FFO are provided in the tables accompanying this press release.

Operating Highlights:
Same-property NOI increased 4.2% for the second quarter of 2015 as compared to the second quarter of 2014 due to higher occupancy, new rent commencements, contractual rent increases, higher recoveries and lower bad debt. Same-property NOI increased 3.4% for the six months ended June 30, 2015 as compared to the same period of 2014. Same-property NOI including properties under redevelopment increased 4.8% for the second quarter of 2015 as compared to the second quarter in 2014. Same-property NOI including properties under redevelopment increased 3.8% for the six months ended June 30, 2015 as compared to the same period of 2014. A reconciliation of income before income taxes to same-property NOI is provided in the tables accompanying this press release.

As of June 30, 2015, occupancy for the company’s consolidated retail portfolio was 96.0%, up 110 basis points compared to June 30, 2014, and up 20 basis points compared to March 31, 2015. On a same-property basis, retail portfolio occupancy was 96.6%, up 130 basis points compared to June 30, 2014, and up 10 basis points compared to March 31, 2015.

During the second quarter of 2015, the company executed 25 new leases, renewals, and options totaling 157,800 square feet. On a same-space basis, rents for new leases increased by 14.9% and rents for renewals and options increased by 6.0%, resulting in a weighted average total increase of 12.0% from prior cash rents, comprising 146,000 square feet at an average rental rate of $31.49 per square foot.

Development and Redevelopment Activities:
The company had approximately $79.5 million of active development and redevelopment projects underway of which $57.3 million remain to be funded as of June 30, 2015. Estimated unleveraged returns on these projects remain in the range of 8% to 10%.

The renovation of warehouses at East Hanover is substantially complete as of June 30, 2015. The conversion of Montehiedra Town Center, a 542,000 square-foot mall in Puerto Rico, into an outlet-focused retail mall is on schedule for completion in late 2016. During the quarter, the redevelopment plans for Bruckner Boulevard were expanded to include renovation work on two existing buildings totaling 52,000 square feet.

The company continues to focus on its redevelopment pipeline, which includes approximately $200.0 million of planned expansions and renovations that the company expects to complete over the next several years.

Acquisition Activity:
During the quarter ended June 30, 2015 the company acquired two properties, a 0.8 acre outparcel adjacent to Bergen Town Center with 7,700 square-feet of retail space for $2.8 million on April 29, 2015 and a 0.4 acre outparcel adjacent to the existing Lawnside shopping center with 2,000 square-feet of retail space for $0.4 million on June 29, 2015.

Balance Sheet Highlights:
At June 30, 2015, the company’s total market capitalization (including debt and equity) was $3.4 billion comprised of 105.4 million shares of common shares outstanding (on a fully diluted basis) valued at approximately $2.2 billion and approximately $1.2 billion of debt (excluding any debt premium/discount). The company's ratio of net debt (net of cash) to total market capitalization was 30.7%. The company's net debt to annualized Adjusted EBITDA was 5.8x as of June 30, 2015. At June 30, 2015, the company had approximately $193.4 million of cash and cash equivalents on hand and nothing drawn on its revolving credit facility.

Non-GAAP Financial Measures
The company believes FFO (combined with the primary GAAP presentations) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts ("NAREIT") stated in its April 2002 White Paper on FFO, "Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." The company also believes that Recurring FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT and the company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and non-recurring revenue and expenses. The company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The company's method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The company uses NOI, which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from our operating income or net income. In this release, the company has provided NOI on a same-property basis. Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of the reporting periods being compared and excludes properties that were under development/redevelopment and properties acquired, sold, or in the foreclosure process during the periods being compared. The company has also provided NOI on a same-property basis adjusted to include redevelopment properties.

Earnings before interest, tax, depreciation and amortization ("EBITDA") and Adjusted EBITDA are supplemental, non-GAAP measures utilized in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the evaluation of REITs and as a measure of the company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance. Accordingly, the company's use of EBITDA and Adjusted EBITDA in various ratios provides a meaningful performance measure as it relates to our ability to meet various coverage tests for the stated period.

FFO, Recurring FFO, NOI, same-property NOI, EBITDA and Adjusted EBITDA are presented to assist investors in analyzing the company’s operating performance. Neither FFO nor Recurring FFO (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to common shareholders is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income before income taxes is the most directly comparable GAAP financial measure to NOI and same-property NOI and net income (loss) is the most directly comparable GAAP financial measure to EBITDA and Adjusted EBITDA. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.

Reconciliation of Net Income Attributable to Common Shareholders to FFO and Recurring FFO

The following table reflects the reconciliation of FFO and Recurring FFO to net income attributable to common shareholders, the most directly comparable GAAP measure, for the three and six months ended June 30, 2015.

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
	(in thousands)	(in thousands)
Net income attributable to common shareholders	$16,162	$4,699
Adjustments:
Rental property depreciation and amortization	14,112	27,650
Limited partnership interests in operating partnership	986	426
Funds From Operations	31,260	32,775
Funds From Operations per diluted share(1)	0.30	0.31

Transaction costs	427	22,286
One-time equity awards related to the spin-off	—	7,143
Environmental remediation costs	—	1,379
Tenant settlement income	—	(1,260)
Debt restructuring expenses	—	1,034
Recurring Funds From Operations	$31,687	$63,357
Recurring Funds From Operations per diluted share(1)	$0.30	$0.60

Weighted average diluted shares(1)	105,416	105,304

(1) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for all periods presented is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 6.0 million OP and LTIP units which are redeemable into our common shares. These redeemable units are not included in the diluted weighted average share count for the periods presented for GAAP purposes because their inclusion is anti-dilutive.

FFO and Recurring FFO are non-GAAP financial measures. The company believes that FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. We believe that Recurring FFO provides additional comparability between historical financial periods.

Reconciliation of Income before Income Taxes to NOI and Same-Property NOI

The following table reflects the reconciliation of NOI, same-property NOI (with and without redevelopment) to income before income taxes, the most directly comparable GAAP measure, for the three and six months ended June 30, 2015 and 2014.

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2015	2014	2015	2014
Income before income taxes	$17,617	$18,343	$6,141	$36,990
Interest income	(51)	(8)	(62)	(17)
Interest and debt expense	13,241	13,138	28,410	26,268
Operating income	30,807	31,473	34,489	63,241
Depreciation and amortization	14,233	13,698	27,965	27,296
General and administrative expense	6,792	4,560	19,118	9,669
Transaction costs	427	—	22,286	—
Subtotal	52,259	49,731	103,858	100,206
Less: non-cash rental income	(1,749)	(2,397)	(3,798)	(4,682)
Add: non-cash ground rent expense	348	368	697	734
NOI	50,858	47,702	100,757	96,258
Adjustments:
NOI related to properties being redeveloped	(4,431)	(3,951)	(8,205)	(7,603)
Tenant settlement and lease termination income	—	—	(1,260)	(216)
Environmental remediation costs	—	—	1,379	—
Management and development fee income from non-owned properties	(693)	(134)	(1,228)	(265)
Other	(263)	34	(423)	(161)
Subtotal adjustments	(5,387)	(4,051)	(9,737)	(8,245)
Same-property NOI	$45,471	$43,651	$91,020	$88,013
Adjustments:
NOI related to properties being redeveloped	4,431	3,951	8,205	7,603
Same-property NOI including properties in redevelopment	$49,902	$47,602	$99,225	$95,616

NOI and same-property NOI are non-GAAP financial measures. The company believes that same-property NOI is a widely used and appropriate supplemental measure of operating performance for comparison among REITs. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the three and six months ended June 30, 2015 and 2014.

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2015	2014	2015	2014
Net income	$17,153	$18,024	$5,136	$35,940
Depreciation and amortization	14,233	13,698	27,965	27,296
Interest and debt expense	13,241	13,138	28,410	26,268
Income tax expense	464	319	1,005	1,050
EBITDA	45,091	45,179	62,516	90,554
Adjustments for Adjusted EBITDA:
Transaction costs	427	—	22,286	—
One-time equity awards related to the spin-off	—	—	7,143	—
Environmental remediation costs	—	—	1,379	—
Tenant settlement income	—	—	(1,260)	—
Adjusted EBITDA	$45,518	$45,179	$92,064	$90,554

ADDITIONAL INFORMATION
For a copy of the company’s second quarter supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a real estate investment trust that owns, operates and develops retail properties in high barrier-to-entry markets. The company comprises 79 shopping centers, 3 malls and a warehouse park adjacent to one of the centers, and aggregates 14,827,000 square feet. The consolidated retail portfolio occupancy was 96.0% at June 30, 2015.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
DISCLOSURES
As of June 30, 2015

Forward Looking Statements
Certain statements contained in this Supplemental Disclosure Package constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Supplemental Disclosure Package. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Supplemental Disclosure Package. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Supplemental Disclosure Package.
Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. The company’s most recent Form 10-K and Form 10-Q should be read in conjunction with this Supplemental Disclosure Package. The results of operations of any property acquired are included in the Company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Use of Funds from Operations, Net Operating Income and Earnings Before Interest, Taxes, Depreciation and Amortization as a Non-GAAP Financial Measure
Urban Edge Properties ("we", "our", the "Company") believes Funds From Operations (FFO) (combined with the primary GAAP presentations) is a useful supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on FFO, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” The Company also believes that Recurring FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and non-recurring revenue and expenses. The Company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The Company's method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company uses Net Operating Income (NOI), which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates and operating costs on an unleveraged basis. In this Supplemental Disclosure Package, the Company has provided NOI information on a same-property basis. Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of the reporting periods being compared and excludes properties for which significant redevelopment occurred or are in the foreclosure process during the periods being compared.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is a widely used performance measure and is provided as a supplemental measure of operating performance. The Company makes certain adjustments to EBITDA, which it refers to as Adjusted EBITDA, to account for items it does not believe are representative of ongoing operating results. Given the nature of the Company's business as a real estate owner and operator, it believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various financial ratios is helpful to investors as a measure of its operational performance because these computations exclude various items included in earnings that do not relate to or are not indicative of its operating performance, such as gains and losses on sales of real estate and depreciation and amortization, and includes the results of operations of real estate properties that were sold either during or subsequent to the end of a particular reporting period, which are included in earnings on a net basis. Accordingly, the Company believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various ratios, provides a meaningful performance measure as it relates to the Company's ability to meet various coverage tests for the stated periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the Company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the Company’s financial performance.

FFO, Recurring FFO, NOI, same-property NOI, EBITDA and Adjusted EBITDA are presented to assist investors in analyzing the Company’s operating performance. Neither FFO nor Recurring FFO (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. The Company believes net income attributable to common shareholders is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income before income taxes is the most directly comparable GAAP financial measure to NOI and same-property NOI and net income (loss) is the most directly comparable GAAP financial measure to EBITDA and adjusted EBITDA. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the accompanying tables.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and six months ended June 30, 2015 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Six months ended
	June 30, 2015		June 30, 2015
Summary Financial Results
Total revenue	$78,715		$162,498
General & administrative expenses (G&A) - Adjusted(1)	$6,792		$11,975
Adjusted EBITDA(7)	$45,518		$92,064
Net income attributable to common shareholders	$16,162		$4,699
Earnings per diluted share	$0.16		$0.05
Funds from operations (FFO)	$31,260		$32,775
FFO per diluted share	$0.30		$0.31
Recurring FFO	$31,687		$63,357
Recurring FFO per diluted share	$0.30		$0.60
Total dividends paid per share	$0.20		$0.40
Stock trading price low-high range	$20.79 to $24.02		$20.79 to $24.67
Weighted average diluted shares used in EPS computations(2)	99,274		99,265
Weighted average diluted shares used in FFO computations(2)	105,416		105,304

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	83 / 82
Gross leasable area (GLA) sf - retail portfolio(4)(6)	13,885,000
Weighted average annual in-place rent psf - retail portfolio(4)(6)(8)	$16.53
Consolidated occupancy at end of period	93.8%
Consolidated retail portfolio occupancy at end of period(6)	96.0%
Same-property retail portfolio occupancy at end of period(6)	96.6%
Same-property retail portfolio physical occupancy at end of period(5)(6)	95.9%
Same-property NOI growth - cash basis(3)	4.2%		3.4%
Same-property NOI growth, including redevelopment properties	4.8%		3.8%
NOI margin - Total portfolio	66.3%		63.6%
Expense recovery ratio - Total Portfolio, including redevelopment	95.8%		93.9%
New, renewal and option rent spread(4) - cash basis	12.0%		10.8%
Net debt to total market capitalization	30.7%		30.7%
Net debt to Adjusted EBITDA	5.8	x	5.7	x
Adjusted EBITDA to interest expense(7)	3.6	x	3.4	x
Adjusted EBITDA to fixed charges(7)	2.6	x	2.6	x

(1) G&A expenses excludes $1.7 million and $3.3 million reclassified to property operating expenses for the three and six months ended June 30, 2015, respectively, and an additional $7.1 million for one-time equity expenses associated with the spin-off for the six months ended June 30, 2015.
(2) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the periods presented is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 6.0 million units of limited partnership interests in the operating partnership which are redeemable for shares of our common stock. These redeemable units are not included in the diluted weighted average share count for GAAP purposes for the periods presented because their inclusion is anti-dilutive.
(3) Information provided on a same-property basis is provided for properties we consolidated, owned and operated for the entirety of both periods being compared, except for properties for which redevelopment occurred during either of the periods being compared.
(4) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $16.16.
(5) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(6) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(7) See computation on page 16.
(8) Excludes signed leases that have not commenced for all retail properties.

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED BALANCE SHEETS
As of June 30, 2015 (unaudited) and December 31, 2014
(in thousands)

	June 30,	December 31,
	2015	2014
ASSETS
Real estate, at cost:
Land	$374,543	$378,096
Buildings and improvements	1,612,112	1,632,228
Construction in progress	49,349	8,545
Furniture, fixtures and equipment	3,930	3,935
Total	2,039,934	2,022,804
Accumulated depreciation and amortization	(489,256)	(467,503)
Real estate, net	1,550,678	1,555,301
Cash and cash equivalents	193,355	2,600
Cash held in escrow and restricted cash	10,792	9,967
Tenant and other receivables, net of allowance for doubtful accounts of $2,197 and $2,432, respectively	15,201	11,424
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $121 and $0, respectively	88,966	89,199
Identified intangible assets, net of accumulated amortization of $21,775 and $20,672, respectively	33,416	34,775
Deferred leasing costs, net of accumulated amortization of $12,632 and $12,121, respectively	17,205	17,653
Deferred financing costs, net of accumulated amortization of $6,812 and $6,813, respectively	12,284	10,353
Prepaid expenses and other assets	7,525	10,257
Total assets	$1,929,422	$1,741,529

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable	$1,250,031	$1,288,535
Identified intangible liabilities, net of accumulated amortization of $66,168 and $62,395, respectively	156,536	160,667
Accounts payable and accrued expenses	31,968	26,924
Other liabilities	11,889	6,540
Total liabilities	1,450,424	1,482,666
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 99,285,160 shares issued and outstanding	993	—
Additional paid-in capital	477,596	—
Accumulated earnings (deficit)	(32,897)	—
Noncontrolling interests:
Redeemable noncontrolling interests	32,954	—
Noncontrolling interest in consolidated subsidiaries	352	341
Vornado equity	—	258,522
Total equity	478,998	258,863
Total liabilities and equity	$1,929,422	$1,741,529

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
For the three and six months ended June 30, 2015 and 2014 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUE
Property rentals	$57,380	$57,626	$114,966	$115,050
Tenant expense reimbursements	20,451	18,902	44,754	43,699
Management and development fees	693	134	1,228	265
Other income	191	158	1,550	438
Total revenue	78,715	76,820	162,498	159,452
EXPENSES
Depreciation and amortization	14,233	13,698	27,965	27,296
Real estate taxes	12,517	12,744	25,341	25,410
Property operating	10,985	11,333	27,508	27,899
General and administrative	6,792	4,560	19,118	9,669
Ground rent	2,565	2,654	5,079	5,210
Transaction costs	427	—	22,286	—
Provision for doubtful accounts	389	358	712	727
Total expenses	47,908	45,347	128,009	96,211
Operating income	30,807	31,473	34,489	63,241
Interest income	51	8	62	17
Interest and debt expense	(13,241)	(13,138)	(28,410)	(26,268)
Income before income taxes	17,617	18,343	6,141	36,990
Income tax expense	(464)	(319)	(1,005)	(1,050)
Net income	17,153	18,024	5,136	35,940
Less net (income) attributable to noncontrolling interests in:
Operating partnership	(986)	—	(426)	—
Consolidated subsidiaries	(5)	(6)	(11)	(11)
Net income attributable to common shareholders	$16,162	$18,018	$4,699	$35,929

Earnings per common share - Basic:	$0.16	$0.18	$0.05	$0.36
Earnings per common share - Diluted:	$0.16	$0.18	$0.05	$0.36
Weighted average shares outstanding - Basic	99,250	99,248	99,249	99,248
Weighted average shares outstanding - Diluted	99,274	99,248	99,265	99,248

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and six months ended June 30, 2015 and 2014 (unaudited)
(in thousands)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2015	2014		2015	2014
Total cash NOI(1)
Total revenue	$76,687	$74,423	3.0%	$158,421	$154,770	2.4%
Total property operating expenses	(25,829)	(26,721)	(3.3)%	(57,664)	(58,512)	(1.4)%
Cash NOI - total portfolio	$50,858	$47,702	6.6%	$100,757	$96,258	4.7%

NOI margin (NOI / Total revenue)	66.3%	64.1%		63.6%	62.2%

Same-property cash NOI(2)
Property rentals	$50,300	$49,643		$100,859	$99,449
Tenant expense reimbursements	18,947	17,431		41,610	40,760
Other income	115	155		187	176
Total revenue	69,362	67,229	3.2%	142,656	140,385	1.6%
Real estate taxes	(11,954)	(11,781)		(23,862)	(23,544)
Property operating	(9,633)	(9,273)		(22,970)	(23,808)
Ground rent	(2,215)	(2,248)		(4,380)	(4,438)
Provision for doubtful accounts(4)	(89)	(276)		(424)	(582)
Total property operating expenses	(23,891)	(23,578)	1.3%	(51,636)	(52,372)	(1.4)%
Same-property cash NOI(3)	$45,471	$43,651	4.2%	$91,020	$88,013	3.4%

NOI related to properties being redeveloped	$4,431	$3,951		$8,205	$7,603
Same-property cash NOI including properties in redevelopment	$49,902	$47,602	4.8%	$99,225	$95,616	3.8%

Same-property physical occupancy(3)	95.9%	94.9%
Same-property leased occupancy(3)	96.6%	95.3%
Number of properties included in same-property analysis	79

(1) Total revenues and property operating expense amounts have been adjusted to exclude non-cash amounts.
(2) Excludes the effects of straight-line rent, above/below-market rents, lease termination fees and other items that affect the comparability of the same-property results, if any.
(3) The same-property pool for both NOI and occupancy includes retail properties the company consolidated, owned and operated for the entirety of both periods being compared and excludes properties for which significant redevelopment occurred during either of the periods being compared, or properties in foreclosure. Same-property occupancy includes dark and paying tenants.
(4) Excludes $0.2 million of bad debt expense related to non-cash straight-line rents for the three and six months ended June 30, 2015. No such reserve was recorded during 2014.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION (EBITDA)
For the three and six months ended June 30, 2015 and 2014 (unaudited)
(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
Net income	$17,153		$18,024		$5,136		$35,940
Depreciation and amortization	14,233		13,698		27,965		27,296
Interest expense	12,505		12,748		26,990		25,488
Amortization of deferred financing costs	736		390		1,420		780
Income tax expense	464		319		1,005		1,050
EBITDA	45,091		45,179		62,516		90,554
Adjustments for Adjusted EBITDA:
Transaction costs	427		—		22,286		—
One-time equity awards related to the spin-off	—		—		7,143		—
Environmental remediation costs	—		—		1,379		—
Tenant settlement income	—		—		(1,260)		—
Adjusted EBITDA	$45,518		$45,179		$92,064		$90,554

Interest expense	$12,505		$12,748		$26,990		$25,488

Adjusted EBITDA to interest expense	3.6	x	3.5	x	3.4	x	3.6	x

Fixed charges
Interest and debt expense(1)	$13,241		$13,138		$28,410		$26,268
Scheduled principal amortization	3,950		3,686		7,637		7,285
Total fixed charges	$17,191		$16,824		$36,047		$33,553

Adjusted EBITDA to fixed charges	2.6	x	2.7	x	2.6	x	2.7	x

(1) Includes amortization of deferred financing costs

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
For the three and six months ended June 30, 2015 and 2014 (unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income attributable to common shareholders	$16,162	$18,018	$4,699	$35,929
Adjustments:
Rental property depreciation and amortization	14,112	13,585	27,650	27,071
Limited partnership interests in operating partnership(1)	986	—	426	—
Funds From Operations	31,260	31,603	32,775	63,000
FFO per diluted share(2)	0.30	0.30	0.31	0.60
Adjustments for Recurring FFO:
Transaction costs	427	—	22,286	—
One-time equity awards related to the spin-off	—	—	7,143	—
Environmental remediation costs	—	—	1,379	—
Tenant settlement income	—	—	(1,260)	—
Debt restructuring expenses	—	—	1,034	—
Recurring Funds From Operations	$31,687	$31,603	$63,357	$63,000
Recurring FFO per diluted share(2)	$0.30	$0.30	$0.60	$0.60

Weighted Average Diluted Shares(2)	105,416	105,416	105,304	105,304
(1) Represents earnings allocated to LTIP and OP unit holders for unissued common shares which have been excluded for purposes of calculating earnings per diluted share for the periods presented. FFO and Recurring FFO calculations include earnings allocated to LTIP and OP unit holders and the respective weighted average share totals include the redeemable shares outstanding as their inclusion is dilutive.
(2) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the periods presented are higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 6.0 million OP and LTIP units which are redeemable into our common stock. These redeemable units are not included in the diluted weighted average share count for GAAP purposes because their inclusion is anti-dilutive.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS, AND LIQUIDITY
As of June 30, 2015 (unaudited)
(in thousands, except share data)

	June 30, 2015
Closing market price of common stock	$20.79
Common stock shares
Basic common shares	99,251,890
Diluted common shares:
Unvested restricted common shares (treasury method, closing price)	33,270
LTIP units (redeemable into common shares)	433,040
OP units (redeemable into common shares)	5,717,184
Diluted common shares	105,435,384

Equity market capitalization	$2,192,002

Total consolidated debt	$1,250,031
Cash and cash equivalents	(193,355)
Net debt	$1,056,676

Net Debt to Adjusted EBITDA(1)	5.8	x

Total consolidated debt	$1,250,031
Equity market capitalization	2,192,002
Total market capitalization	$3,442,033

Net debt to total market capitalization at applicable market price	30.7%

Gross real estate investments, at cost	$2,036,004

Net debt to gross real estate investments	51.9%

(1) Adjusted EBITDA for the period has been annualized.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Certain non-cash items:
Straight-line rental income(1)	$(56)	$459	$27	$800
Amortization of below-market lease intangibles, net(1)	2,065	1,939	4,051	3,882
Straight-line ground rent expense(2)	(106)	(125)	(212)	(248)
Amortization of below-market lease intangibles, lessee(2)	(243)	(243)	(486)	(486)
Amortization of deferred financing costs(4)	(736)	(390)	(1,420)	(780)
Capitalized interest(4)	857	—	857	—
Share-based compensation expense(3)	(828)	(952)	(8,269)	(2,229)

Capital expenditures:
Development and redevelopment costs	$6,834	$2,438	$10,431	$5,004
Maintenance capital expenditures	5,211	1,973	7,099	2,113
Leasing commissions	240	271	594	564
Tenant improvements and allowances	591	111	668	2,156
Total capital expenditures	$12,876	$4,793	$18,792	$9,837

	June 30, 2015	December 31, 2014
Prepaid expenses and other assets:
Other assets	$2,336	$2,983
Prepaid expenses:
Real estate taxes	2,992	4,298
Insurance	1,171	2,121
Rent	709	692
Licenses/Fees	317	163
Total prepaid expenses and other assets	$7,525	$10,257

Accounts payable and accrued expenses:
Tenant prepaid/deferred revenue	$11,177	$11,253
Accrued capital expenditures	5,929	2,881
Interest payable	3,634	3,219
Tenant security deposits	3,768	3,595
Income and other tax payable	1,626	2,475
Other	5,834	3,501
Total accounts payable and accrued expenses	$31,968	$26,924

(1) Amounts included in the financial statement line item "Property rentals" in the consolidated and combined statements of income.
(2) Amounts included in the financial statement line item "Ground rent" in the consolidated and combined statements of income.
(3) Includes $7.1 million of one-time expenses associated with the issuance of LTIP awards during the six months ended June 30, 2015.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated and combined statements of income.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of June 30, 2015 (unaudited)

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent	% of total annualized base rent	Weighted average annual rent per square foot	Average remaining term of ABR(1)
The Home Depot	7	865,353	6.2%	$14,226,288	6.4%	$16.44	15.6
Wal-Mart/Sam's Wholesale	9	1,438,730	10.4%	10,627,356	4.8%	7.39	10.5
The TJX Companies, Inc.	15	542,522	3.9%	8,598,708	3.9%	15.85	6.3
Lowe's	6	976,415	7.0%	8,525,004	3.9%	8.73	12.2
Stop & Shop / Koninklijke Ahold NV	8	633,151	4.6%	7,034,100	3.2%	11.11	6.6
Kohl's	8	716,345	5.2%	6,713,772	3.0%	9.37	6.4
Best Buy Co. Inc.	7	312,952	2.3%	6,443,256	2.9%	20.59	8.7
ShopRite	5	336,612	2.4%	5,421,312	2.5%	16.11	7.4
BJ's Wholesale Club	4	454,297	3.3%	5,278,620	2.4%	11.62	11.3
Sears Holdings, Inc. (Sears and Kmart)	4	547,443	3.9%	5,154,144	2.3%	9.41	29.5
PetSmart, Inc.	9	235,309	1.7%	5,081,328	2.3%	21.59	4.8
Toys "R" Us	7	285,858	2.1%	3,685,512	1.7%	12.89	6.9
Staples, Inc.	8	167,554	1.2%	3,612,744	1.6%	21.56	4.3
Target	2	297,856	2.1%	3,448,668	1.6%	11.58	16.8
Whole Foods	2	100,682	0.7%	3,365,568	1.5%	33.43	12.5
Century 21	1	156,649	1.1%	3,085,620	1.4%	19.70	11.6
Dick's Sporting Goods	3	151,136	1.1%	2,971,812	1.3%	19.66	3.6
24 Hour Fitness	1	53,750	0.4%	2,289,756	1.0%	42.60	16.5
Petco	7	111,642	0.8%	2,205,432	1.0%	19.75	5.1
National Wholesale Liquidator	1	171,216	1.2%	2,077,692	0.9%	12.13	7.6
LA Fitness	3	122,690	0.9%	2,058,672	0.9%	16.78	10.4
Bed Bath & Beyond	4	143,973	1.0%	1,874,976	0.8%	13.02	5.6
The Gap, Inc.	5	67,768	0.5%	1,848,312	0.8%	27.27	2.8
Sleepy's	11	61,879	0.4%	1,717,848	0.8%	27.76	4.8
REI	2	48,237	0.3%	1,668,840	0.8%	34.60	5.2

Total/Weighted Average	139	9,000,019	64.7%	$119,015,340	53.7%	$13.22	10.3

(1) In years, excluding tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent ("ABR").

Note: Amounts shown in the table above include all retail properties, including those in redevelopment, on a cash basis other than tenants in a free rent period which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
RECENT LEASING ACTIVITY
For the three and six months ended June 30, 2015 (unaudited)

Category	Total Leases	Total Sq. Ft.	Same Space Leases	Same Space Sq. Ft.	Prior Rent PSF	New Rent PSF	Rent Spread	Same Space TIs PSF(1)
Three months ended June 30, 2015
New Leases	14	102,289	10	90,422	$30.22	$34.73	14.9%	$48.34
Renewals & Options	11	55,549	11	55,549	24.71	26.20	6.0%	—
Total/Average New, Renewals & Options	25	157,838	21	145,971	$28.12	$31.49	12.0%	$29.94

Six months ended June 30, 2015
New Leases	20	162,836	15	147,921	$22.42	$26.97	20.3%	$36.86
Renewals & Options	29	367,514	29	367,514	18.74	19.90	6.2%	—
Total/Average New, Renewals & Options	49	530,350	44	515,435	$19.80	$21.93	10.8%	$10.58

(1) Includes both tenant improvements and landlord contributions.

	Three months ended June 30, 2015	Six months ended June 30, 2015
Weighted Average Term of New Leases
Executed during the period	11.1 years	12.3 years

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of June 30, 2015 (unaudited)

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	1	13,000	0.1%	$28.71	14	35,000	1.7%	$31.26	15	48,000	0.3%	$30.58
2015	2	74,000	0.6%	20.44	29	74,000	3.7%	36.82	31	148,000	1.1%	28.61
2016	8	201,000	1.7%	18.41	79	182,000	9.0%	34.81	87	383,000	2.8%	26.21
2017	9	279,000	2.4%	13.59	68	212,000	10.5%	31.59	77	491,000	3.5%	21.36
2018	20	997,000	8.4%	10.46	54	164,000	8.1%	37.19	74	1,161,000	8.4%	14.24
2019	27	973,000	8.2%	17.87	71	217,000	10.8%	38.78	98	1,190,000	8.6%	21.68
2020	29	1,111,000	9.4%	14.20	50	168,000	8.3%	40.18	79	1,279,000	9.2%	17.61
2021	21	754,000	6.4%	15.64	33	103,000	5.1%	35.83	54	857,000	6.2%	18.06
2022	16	904,000	7.6%	9.95	35	99,000	4.9%	40.15	51	1,003,000	7.2%	12.92
2023	17	998,000	8.4%	16.58	29	102,000	5.1%	33.20	46	1,100,000	7.9%	18.12
2024	23	1,224,000	10.3%	12.24	33	124,000	6.2%	26.71	56	1,348,000	9.7%	13.58
2025	6	450,000	3.8%	13.70	31	100,000	5.0%	34.17	37	550,000	4.0%	17.42
Thereafter	43	3,631,000	30.5%	13.60	16	147,000	7.3%	35.21	59	3,778,000	27.1%	14.45
Subtotal/Average	222	11,609,000	97.8%	$13.85	542	1,727,000	85.7%	$35.36	764	13,336,000	96.0%	$16.64
Vacant	13	262,000	2.2%	N/A	106	287,000	14.3%	N/A	119	549,000	4.0%	N/A
Total/Average	235	11,871,000	100%	N/A	648	2,014,000	100%	N/A	883	13,885,000	100%	N/A

(1)Year of expiration excludes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced for all retail properties (including properties in redevelopment). The average base rent for our warehouse property (excluded from the table above) is $4.44 per square foot as of June 30, 2015.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of June 30, 2015 (unaudited)

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	1	13,000	0.1%	$28.70	14	35,000	1.7%	$31.26	15	48,000	0.3%	$30.58
2015	1	42,000	0.4%	23.90	25	59,000	2.9%	36.00	26	101,000	0.7%	30.98
2016	3	81,000	0.7%	18.48	58	111,000	5.5%	35.67	61	192,000	1.4%	28.44
2017	3	56,000	0.5%	20.67	34	81,000	4.0%	42.30	37	137,000	1.0%	33.43
2018	3	62,000	0.5%	21.20	42	115,000	5.7%	64.43	45	177,000	1.3%	49.27
2019	3	142,000	1.2%	12.40	48	126,000	6.3%	46.47	51	268,000	1.9%	28.46
2020	7	136,000	1.1%	20.21	42	125,000	6.2%	48.43	49	261,000	1.9%	33.71
2021	8	242,000	2.0%	19.51	37	101,000	5.0%	38.78	45	343,000	2.5%	25.17
2022	3	122,000	1.0%	10.28	40	135,000	6.7%	34.39	43	257,000	1.9%	22.97
2023	4	300,000	2.5%	16.48	28	92,000	4.6%	34.46	32	392,000	2.8%	20.69
2024	11	215,000	1.8%	17.58	36	114,000	5.7%	37.52	47	329,000	2.4%	24.47
2025	8	295,000	2.5%	21.38	31	111,000	5.5%	45.57	39	406,000	2.9%	28.01
Thereafter	167	9,903,000	83.5%	18.57	107	522,000	25.9%	42.81	274	10,425,000	75.0%	19.78
Subtotal/Average	222	11,609,000	97.8%	$18.50	542	1,727,000	85.7%	$42.47	764	13,336,000	96.0%	$21.60
Vacant	13	262,000	2.2%	N/A	106	287,000	14.3%	N/A	119	549,000	4.0%	N/A
Total/Average	235	11,871,000	100%	N/A	648	2,014,000	100%	N/A	883	13,885,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above includes both current leases and signed leases that have not commenced for all retail properties (including properties in redevelopment). The average base rent for our warehouse property assuming exercise of all options at future tenant rent (excluded from the table above) is $5.00 per square foot as of June 30, 2015.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt		Major Tenants
SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$24.08	—		Best Buy
Vallejo (ground leased through 2043)	45,000	100.0%	17.51	—		Best Buy
Walnut Creek (1149 South Main Street)	29,000	100.0%	45.11	—		Barnes & Noble
Walnut Creek (Mt. Diablo) (4)	7,000	100.0%	70.00	—		Anthropologie

Connecticut:
Newington	188,000	100.0%	9.52	$10,845	(3)	Wal-Mart, Staples
Waterbury	147,000	69.1%	16.69	$13,490	(3)	ShopRite

Maryland:
Baltimore (Towson)	155,000	100.0%	16.82	$15,077	(3)	Shoppers Food Warehouse, hhgregg, Staples, Home Goods, Golf Galaxy
Glen Burnie	121,000	90.5%	9.28	—		Gavigan’s Home Furnishings, Pep Boys
Rockville	94,000	98.1%	24.01	—		Regal Cinemas
Wheaton (ground leased through 2060)	66,000	100.0%	14.94	—		Best Buy

Massachusetts:
Cambridge (ground and building leased through 2033)	48,000	100.0%	21.83	—		PetSmart, Modell’s Sporting Goods
Chicopee	224,000	100.0%	5.50	$8,015	(3)	Wal-Mart
Milford (ground and building leased through 2019)	83,000	100.0%	9.01	—		Kohl’s
Springfield	182,000	100.0%	5.74	$5,528	(3)	Wal-Mart

New Hampshire:
Salem (ground leased through 2102)	37,000	100.0%	12.58	—		Babies “R” Us

New Jersey:
Bergen Town Center - East, Paramus	211,000	93.6%	18.47	—		Lowe’s, REI
Bergen Town Center - West, Paramus	959,000	99.9%	30.66	$300,000		Target, Century 21, Whole Foods Market, Marshalls, Nordstrom Rack, Saks Off 5th, Home Goods, Hennes & Mauritz, Bloomingdale’s Outlet, Nike Factory Store, Old Navy, Nieman Marcus Last Call Studio
Bricktown	278,000	98.2%	18.64	$30,842	(3)	Kohl’s, ShopRite, Marshalls
Carlstadt (ground leased through 2050)	78,000	100.0%	22.44	—		Stop & Shop

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt		Major Tenants
Cherry Hill	261,000	97.3%	8.55	$13,384	(3)	Wal-Mart, Toys “R” Us
Dover	173,000	94.7%	12.99	$12,697	(3)	ShopRite, T.J. Maxx
East Brunswick	427,000	100.0%	14.01	$35,392	(3)	Lowe’s, Kohl’s, Dick’s Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	85.9%	19.91	$36,926	(3)	The Home Depot, Dick’s Sporting Goods, Marshalls
East Hanover (280 Route 10 West)	26,000	100.0%	35.20	$4,391	(3)	REI
East Rutherford	197,000	100.0%	12.44	$13,120	(3)	Lowe’s
Eatontown	30,000	73.7%	29.09	—		Petco
Englewood	41,000	73.6%	23.19	$11,537		New York Sports Club
Garfield	195,000	100.0%	12.45	—		Wal-Mart, Marshalls
Hackensack	275,000	74.5%	23.54	$39,147	(3)	The Home Depot, Staples, Petco
Hazlet	123,000	100.0%	2.64	—		Stop & Shop (5)
Jersey City	236,000	100.0%	12.06	$19,574	(3)	Lowe’s, P.C. Richard & Son
Kearny	104,000	100.0%	19.64	—		LA Fitness (lease not commenced), Marshalls
Lawnside	146,000	100.0%	14.38	$10,316	(3)	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	100.0%	12.13	$10,951	(3)	National Wholesale Liquidators
Lodi (Washington Street)	85,000	90.3%	19.07	—		Blink Fitness, Aldi
Manalapan	208,000	100.0%	17.41	$20,314	(3)	Best Buy, Bed Bath & Beyond, Babies “R” Us, Modell’s Sporting Goods, PetSmart
Marlton	213,000	100.0%	14.08	$16,664	(3)	Kohl’s, ShopRite, PetSmart
Middletown	231,000	97.7%	12.82	$16,770	(3)	Kohl’s, Stop & Shop
Montclair	18,000	100.0%	26.20	$2,539	(3)	Whole Foods Market
Morris Plains	177,000	95.9%	20.84	$20,632	(3)	Kohl’s, ShopRite (5)
North Bergen (Kennedy Boulevard)	62,000	100.0%	13.03	$4,920	(3)	Food Basics
North Bergen (Tonnelle Avenue)	410,000	100.0%	20.31	$75,000		Wal-Mart, BJ’s Wholesale Club, PetSmart, Staples
North Plainfield	212,000	91.1%	8.22	—		Costco, The Tile Shop
Paramus (ground leased through 2033)	63,000	100.0%	42.23	—		24 Hour Fitness
South Plainfield (ground leased through 2039)	56,000	85.9%	22.04	$4,946	(3)	Staples, Party City
Totowa	271,000	100.0%	16.96	$23,912	(3)	The Home Depot, Bed Bath & Beyond, buy buy Baby, Marshalls, Staples
Turnersville	96,000	96.3%	7.00	—		Haynes Furniture Outlet (The Dump)

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt		Major Tenants
Union (2445 Springfield Avenue)	232,000	100.0%	17.85	$27,509	(3)	The Home Depot
Union (Route 22 and Morris Avenue)	276,000	99.4%	18.30	$31,212	(3)	Lowe’s, Toys “R” Us, Office Depot
Watchung	170,000	96.6%	16.57	$14,548	(3)	BJ’s Wholesale Club
Woodbridge	226,000	84.1%	13.56	$19,944	(3)	Wal-Mart

New York:
Bronx (1750-1780 Gun Hill Road)	77,000	90.7%	33.65	—		Planet Fitness, Aldi
Bronx (Bruckner Boulevard)	501,000	89.8%	16.86	—		Kmart, Toys “R” Us, Marshalls, Old Navy, Gap
Buffalo (Amherst)	311,000	100.0%	9.35	—		BJ’s Wholesale Club, T.J. Maxx, Home Goods, Toys “R” Us, LA Fitness
Commack (ground and building leased through 2021)	47,000	100.0%	21.45	—		PetSmart, Ace Hardware
Dewitt (ground leased through 2041)	46,000	100.0%	20.46	—		Best Buy
Freeport (240 West Sunrise Highway) (ground and building leased through 2040)	44,000	100.0%	20.28	—		Bob’s Discount Furniture
Freeport (437 East Sunrise Highway)	173,000	100.0%	18.86	$20,632	(3)	The Home Depot, Staples
Huntington	204,000	100.0%	14.83	$16,082	(3)	Kmart, Marshalls, Old Navy, Petco
Inwood	96,000	80.1%	18.94	—		Stop & Shop
Mount Kisco	189,000	100.0%	16.89	$15,473		Target, A&P
New Hyde Park (ground and building leased through 2029)	101,000	100.0%	20.21	—		Stop & Shop
Oceanside	16,000	100.0%	28.00	—		Party City
Rochester	205,000	100.0%	3.08	$4,232	(3)	Wal-Mart
Rochester (Henrietta) (ground leased through 2056)	165,000	96.2%	4.15	—		Kohl’s
Staten Island	165,000	88.2%	23.77	—		Western Beef, Planet Fitness
West Babylon	66,000	93.0%	17.00	—		Best Market, Rite Aid

Pennsylvania:
Allentown	372,000	100.0%	11.88	$28,938	(3)	Burlington Coat Factory, Giant Food, Dick’s Sporting Goods, T.J. Maxx, Petco
Bensalem	185,000	98.9%	12.44	$14,363	(3)	Kohl’s, Ross Dress for Less, Staples, Petco
Bethlehem	147,000	98.9%	8.26	$5,396	(3)	Giant Food, Petco
Broomall	169,000	100.0%	10.24	$10,316	(3)	Giant Food, Planet Fitness, A.C. Moore, PetSmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt		Major Tenants
Glenolden	102,000	100.0%	12.41	$6,613	(3)	Wal-Mart
Lancaster	228,000	100.0%	4.65	$5,211	(3)	Lowe’s, Community Aid, Inc., Sleepy’s
Springfield (ground and building leased through 2025)	41,000	100.0%	20.90	—		PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	204,000	91.7%	12.81	—		Bob’s Discount Furniture, Babies “R” Us, Ross Dress for Less, Marshalls, Petco
Wyomissing (ground and building leased through 2065)	76,000	93.2%	15.56	—		LA Fitness, PetSmart
York	111,000	86.2%	8.75	$5,026	(3)	Ashley Furniture, Tractor Supply Company, Aldi

South Carolina:
Charleston (ground leased through 2063)	45,000	100.0%	14.19	—		Best Buy

Virginia:
Norfolk (ground and building leased through 2069)	114,000	100.0%	7.08	—		BJ’s Wholesale Club
Tyson’s Corner (ground and building leased through 2035)	38,000	100.0%	39.13	—		Best Buy

Puerto Rico:
Las Catalinas	355,000	93.3%	35.87	$130,000		Kmart
Montehiedra	541,000	90.9%	18.10	$117,607		Kmart, The Home Depot, Marshalls, Caribbean Theatres, Tiendas Capri, Nike Factory Store

Total Shopping Centers and Malls	13,885,000	96.0%	$16.53 (2)	$1,250,031

WAREHOUSES:
East Hanover - Five Buildings	942,000	60.8%	4.41	—		J & J Tri-State Delivery (lease not commenced), Foremost Groups Inc., Fidelity Paper & Supply Inc., Consolidated Simon Distributors Inc., Meyer Distributing Inc., Givaudan Flavors Corp.

Total Urban Edge Properties	14,827,000	93.8%	$16.16	$1,250,031
(1) Percent leased is expressed as a percent of total square feet (gross leasable area) subject to a lease.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's current base rent, including ground rent, and excludes tenant reimbursements, concessions and storage rent. Excluding the ground leases, the weighted average annual rent per square foot for our retail portfolio is $19.34 per square foot.
(3) Denotes that property is included in a cross-collateralized securitization. See page 29.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95% at June 30, 2015.
(5) The tenant has ceased operations at this location but continues to pay rent.

URBAN EDGE PROPERTIES
Property Acquisitions and Dispositions
For the six months ended June 30, 2015 (unaudited)
(dollars in thousands)

2015 Property Acquisitions:

Date Acquired	Property Name	City	State	Building SF	Land Acres	Purchase Price
6/29/2015	Lawnside(1)	Lawnside	NJ	2,000	0.4	$375
4/29/2015	Bergen Town Center Parcel(1)	Paramus	NJ	7,700	0.8	$2,750

2015 Property Dispositions:

None

(1) This acquisition was for a parcel adjacent to a property the Company already owns. The property square footage of the acquired parcel has been included within the GLA of the existing property within the Property Status Report on page 22.

URBAN EDGE PROPERTIES
DEVELOPMENT AND REDEVELOPMENT PROJECTS
As of June 30, 2015 (unaudited)
(in thousands, except square footage data)

ACTIVE PROJECTS:
PROPERTY	Project GLA(3)	Total GLA(4)	Anchors	Target Stabilization Date(5)	Estimated Gross Cost(1)	Estimated Net Cost(6)	Incurred as of 6/30/15	Balance to Complete (Gross Cost)
East Hanover warehouses	942,000	942,000	N/A	2018	$23,290	$14,111	$16,725	$6,565
Bruckner Boulevard	157,000	501,000	Kmart, Toys "R" Us	2018	35,848	35,848	1,913	33,935
Montehiedra Town Center	542,000	542,000	Sears, Kmart	2017	20,354	18,154	3,558	16,796
Total active projects	1,641,000	1,985,000			$79,492	$68,113	$22,196	$57,296

REDEVELOPMENT PIPELINE:
PROPERTY	POTENTIAL INVESTMENT(2)	TARGETED COMPLETION(2)	PROJECT DESCRIPTION
Bergen Town Center	$120,000-$130,000	2020	200,000± sf expansion with parking deck
Garfield	$19,000-$21,000	2018	Approved pad for 75,000± sf
Bergen East	$14,000-$16,000	2018	Approved pads for 60,000± sf
Walnut Creek	$9,000-$10,500	2019	Re-tenanting or expansion
Bricktown	$7,000-$8,000	2017	Possible 4,000± sf expansion and renovation
Kearny	$5,000-$6,000	2018	Possible 25,000± sf expansion
North Plainfield	$4,000-$5,000	2018	Possible 6,000 sf expansion and pad for 15,000-20,000 sf
Glen Burnie	$1,000-$2,000	2018	Possible pad for 8,000± sf
Rockaway	$1,000±	2017	Approved pad for 4,000± sf
Cherry Hill	$1,000±	2019	Approved pad for 5,000± sf
Marlton	$1,000±	2018	Possible pad for 2,000± sf
(1) Project costs includes the allocation of internal costs such as labor, interest, and taxes
(2) Targeted completion and potential investment are subject to change as a result of uncertainties (some of which are not under the direct control of the company) that are inherent in the development process.
(3) Project GLA is subject to change based upon build-to-suit and other tenant driven requirements.
(4) Total GLA represents all GLA for the corresponding property and, for redevelopments, includes portions of the center not subject to redevelopment.
(5) Target stabilization date reflects the first full year in which the property is 90% leased. Properties may continue to be reflected in development or redevelopment until they are included in our same-property pool, which is normally one year from rent commencement. This period may be in excess of one year to the extent that the anchors commence rent but receive rent concessions or other forms of reduced rent for a limited period following rent commencement.
(6) Reflects costs after sales of outparcels, construction cost reimbursements and expenses paid by Vornado.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of June 30, 2015 (unaudited) and December 31, 2014
(in thousands)

	June 30, 2015	December 31, 2014
Fixed rate debt	$1,190,031	$1,211,535
Variable rate debt	60,000	77,000
Total debt	$1,250,031	$1,288,535

% Fixed rate debt	95.2%	94.0%
% Variable rate debt	4.8%	6.0%
Total	100%	100%

Secured mortgage debt	$1,250,031	$1,288,535
Unsecured debt	—	—
Total debt	$1,250,031	$1,288,535

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	6.3 years	6.2 years

Total market capitalization (see page 16)	$3,442,033

% Secured mortgage debt	36.3%
% Unsecured debt	—%
Total debt : Total market capitalization	36.3%

Weighted average interest rate on secured mortgage debt(1)	4.15%	4.24%
Weighted average interest rate on unsecured debt(2)	—%

(1) Weighted average interest rates are calculated based on balances outstanding at the respective dates.
(2) No amounts are currently outstanding on the unsecured line of credit. To the extent borrowing occurs, the line bears interest at LIBOR plus 1.15% based on our current leverage metrics as defined in the revolving credit agreement.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of June 30, 2015 (unaudited) and December 31, 2014
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	June 30, 2015	December 31, 2014	Percent of Debt at June 30, 2015
Mt Kisco - A&P (4)	2/11/15	5.32%	$—	$12,076	—%
North Bergen	1/9/18	4.59%	75,000	75,000	6.0%
Staten Island (Forest Plaza) (3)	7/6/18	1.47%	—	17,000	—%
Englewood (5)	10/1/18	6.22%	11,537	11,571	0.9%
40 property securitization - Fixed(6)	9/10/20	4.31%	540,414	547,231	43.2%
40 property securitization - Variable (1)(6)	9/10/20	2.36%	60,000	60,000	4.8%
Montehiedra, Puerto Rico (senior loan) (2)	7/6/21	5.33%	87,607	120,000	7.0%
Montehiedra, Puerto Rico (junior loan) (2)	7/6/21	3.00%	30,000	—	2.4%
Bergen Town Center	4/8/23	3.56%	300,000	300,000	24.0%
Las Catalinas	8/6/24	4.43%	130,000	130,000	10.4%
Mt Kisco -Target(7)	11/15/34	6.40%	15,473	15,657	1.3%
Total mortgage debt		4.15%	$1,250,031	$1,288,535	100%

DEBT MATURITY SCHEDULE

Year	Scheduled Amortization	Balloon Payments	(Discount) Scheduled Amortization	Total	Weighted Average Interest rate at maturity	Percent of debt maturing
2015	$7,311	$—	$(22)	$7,289	4.4%	0.6%
2016	16,041	—	(61)	15,980	4.4%	1.3%
2017	16,845	—	(61)	16,784	4.4%	1.3%
2018	16,218	83,551	(61)	99,708	4.7%	8.0%
2019	17,381	—	(61)	17,320	4.4%	1.4%
2020	13,788	521,387	(61)	535,114	4.1%	42.8%
2021	2,802	117,607	(61)	120,348	4.7%	9.6%
2022	2,943	—	(61)	2,882	4.9%	0.2%
2023	3,091	300,000	(61)	303,030	3.6%	24.2%
Thereafter	12,243	120,000	(667)	131,576	4.6%	10.6%
Total	$108,663	$1,142,545	$(1,177)	$1,250,031	4.2%	100%
(1) Subject to a LIBOR floor of 1.00%, currently bears interest at LIBOR plus 136 bps.
(2) On January 6, 2015, we completed a loan restructuring applicable to the $120 million, 6.04% mortgage loan secured by Montehiedra Town Center. The loan has been extended from July 2016 to July 2021 and separated into two tranches, a senior $90 million position with interest at 5.33% to be paid currently, and a junior $30.0 million position with interest accruing at 3%. As part of the planned redevelopment of the property, the Company is committed to fund $20 million for leasing and building capital expenditures of which $8 million has been funded as of June 30, 2015.
(3) This loan was repaid on March 10, 2015.
(4) This loan was repaid on February 11, 2015.
(5) On March 30, 2015, we notified the lender that the property’s operating cash flow will be insufficient to pay the debt service; accordingly, at our request, the mortgage loan was transferred to the special servicer. As of June 30, 2015 we remain in discussions with the special servicer to restructure the terms of the loan including the possibility that the lender will take possession of the property.
(6) See Property Status Report on page 22 for each property that comprises the 40 property securitization.
(7) The mortgage payable balance on the loan secured by Mt. Kisco -Target includes $1,177 and $1,207 of unamortized debt discount as of June 30, 2015 and December 31, 2014, respectively, the effective interest rate including amortization of the debt discount is 7.30% as of June 30, 2015.